Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

The undersigned hereby certifies that the Form 10-Q Quarterly Report of Eldorado Resorts LLC and Eldorado Capital Corp. (collectively, the “Company”) for the quarterly period ended March 31, 2004 filed with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 12, 2004	By:	/s/ Donald L. Carano
Donald L. Carano, Chief Executive Officer
of Eldorado Resorts LLC and
Eldorado Capital Corp.